Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Franklin Mutual Series Funds:

In planning and performing our audits of the financial statements of Franklin Mutual Shares Fund, Franklin Mutual Quest Fund,
Franklin Mutual Beacon Fund, Franklin Mutual Global Discovery Fund,
Franklin Mutual European Fund, Franklin Mutual Financial Services Fund, and Franklin Mutual International Fund
(seven funds comprising Franklin Mutual Series Funds)
(collectively, the "Funds") as of and for the year ended December 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency involving the control environment and its operation that we consider to be a material weakness as defined above relevant for Franklin Mutual Quest Fund. This deficiency was considered in determining the nature, timing and extent of the procedures to be performed in our audits of the financial statements of the Funds for the year ended December 31, 2017, and this report does not affect our reports on the financial statements of the Funds dated February 26, 2018.

.. Our audit procedures identified input errors in market approach valuation models (Valuation Models) used to determine the fair value of management appraised investments. These input errors were the result of a material weakness in the operating effectiveness of a control in Franklin Mutual Quest Fund's process, which is designed to have a peer review performed over the inputs into the Valuation Models in sufficient detail such hat the most recent source documents and public company comparable data are accurately reflected in the Valuation Models. The corrected values have been reflected in the December 31, 2017 financial statements of Franklin Mutual Quest Fund for the errors affecting the following significant accounts: Investments in Securities - Value - Unaffiliated Issuers and
Net Change in Unrealized Appreciation (Depreciation) on Investments:
Unaffiliated Issuers. Management also has represented it has enhanced its procedures around the level of review performed over its Valuation Models.

This report is intended solely for the information and use of management and Board of Trustees of Franklin Mutual Series Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2018